FIRST NATIONAL BANK CORP.
FORM 10-K (continued)



                                   EXHIBIT 21


                         Subsidiaries of the Registrant




  Name of                            State or Jurisdiction of
Subsidiary (1)                     Incorporation or Organization      Description
- --------------                     -----------------------------      -----------
First National Bank in Macomb County            U.S.A.               A National Bank

Bankers Fund Life Insurance Co.                 Arizona              A reinsurer of credit
                                                                     life and accident and
                                                                     health insurance


(1)  Each of the subsidiaries does business solely under the name listed.